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                                                                    Exhibit 21.1

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
                                                   TIFFANY & CO.
                                                    (Delaware)
                                                    Registrant
                                                    (13-3228013)

                   TIFFANY & CO.                                                TIFFANY AND COMPANY
                   INTERNATIONAL
                    (Delaware)                                                       (New York)
                   (06-1121421)                                                      (13-1387680)

 TIFFANY & CO.                        TIFFANY & CO.                 TIFFANY & CO.                   TIFFANY & CO.
  JAPAN INC.                       OF NEW YORK LIMITED          (NEW YORK) PTY. LTD.                  ICT, INC.
  (Delaware)                           (Hong Kong)                   (Australia)                     (Delaware)

TIFFANY-FARAONE                       TIFFANY & CO.                 TIFFCO JEWELRY             SOCIETE FRANCAISE POUR LE
   S.P.A.                          OVERSEAS FINANCE B.V.         AND CHAIN CRAFTS, INC.           DEVELOPPEMENT DE LA
  (Italy)                             (Netherlands)                   (Delaware)               PORCELAINE D'ART S.A.R.L.
                                                                                                       (France)

 TIFFANY & CO.                         TIFFANY & CO.                 TIFFANY & CO.                   TIFFANY & CO.
   PTE. LTD                                A.G.                          K.K.
  (Singapore)                          (Switzerland)                   (Japan)                      (United Kingdom)

 TIFFANY & CO.                                                        GLASSWARE
WATCH FACTORY S.A.                                                  ACQUISITION INC.
 (Switzerland)                                                      (West Virginia)



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